News Release

Contact:

Investor Relations:
Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Media:
Laurene Isip
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports Second Quarter 2017 Financial Results
Revenue Increased 13.2% to $282.2 million; Organic Revenue Increased 4.6%
Reported EPS of $0.14; Adjusted EPS of $0.45, up 12.5%

Plainsboro, New Jersey / July 26, 2017 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported its financial results for the second quarter ending June 30, 2017.
Highlights:

•
The company is tightening full-year 2017 revenue guidance to a new range of $1.125 billion to $1.140 billion, reflecting changes in foreign currency expectations and overperformance in Derma Sciences. The company is also revising 2017 full-year organic sales growth to a new range of 6.0% to 7.0% from its previous guidance of 7.0% to 8.5%, which reflects expectations for lower organic sales growth from Dural Repair;

•	The company is maintaining previously issued 2017 full-year GAAP and adjusted earnings per share guidance;

•	Second quarter revenue increased 13.2% over the prior year quarter to $282.2 million, and organic revenue increased 4.6%. Derma Sciences contributed $23.8 million of revenue to second quarter results;

•
Second quarter GAAP gross margin increased 80 basis points over the prior year's quarter to 64.9% due to lower purchase accounting adjustments from the TEI acquisition. Adjusted gross margin decreased 80 basis points to 68.4%, primarily due to dilution from Derma Sciences;

•
Second quarter GAAP net income decreased by $1.9 million to $10.8 million compared to the prior year's second quarter, largely because of acquisition and integration expenses. Adjusted net income increased 17.0% to $35.4 million based on higher revenues, G&A expense leverage and a lower tax rate; and

•
Second quarter Operating cash flow was $28.9 million, a decrease from $38.1 million in the prior year's quarter largely resulting from higher cash outlays for acquisition and integration expenses. Trailing twelve month free cash flow conversion was 72.4%, compared to 59.8% in the prior-year period.

Total revenues for the second quarter were $282.2 million, reflecting an increase of $32.9 million, or 13.2%, over the second quarter of 2016. Sales in Orthopedics and Tissue Technologies increased by 34.2%, which includes the acquired sales from Derma Sciences and strength in our regenerative product portfolio. Sales in Specialty Surgical Solutions increased 1.1% compared to the prior-year period.
Excluding the revenue contribution from acquisitions and the effect of currency exchange rates and discontinued products, revenues increased 4.6% over the second quarter of 2016.
"Profitability and cash flows were strong in the second quarter, while revenues came in at the low end of our guidance range," said Peter Arduini, Integra's president and chief executive officer. "While Dural Repair underperformed, new product introductions and acquisitions performed well, giving us confidence that revenue growth will accelerate in the second half of this year. We also made significant progress on the planned acquisition of Codman Neurosurgery, and look forward to closing the transaction in the fourth quarter."
The company reported GAAP net income of $10.8 million, or $0.14 per diluted share, for the second quarter of 2017, compared to a GAAP net income of $12.8 million, or $0.16 per diluted share, in the prior year's quarter. The year-over-year declines largely resulted from acquisition and integration expenses associated with the Derma Sciences and Codman Neurosurgery transactions.
The adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted EBITDA for the second quarter of 2017 was $62.7 million, or 22.2% of revenue, compared to $54.6 million, or 21.9% of revenue, in the second quarter of 2016. The adjusted EBITDA margin in the second quarter of 2017 includes over 100 basis points of dilution from Derma Sciences.
Adjusted net income for the second quarter of 2017 was $35.4 million, an increase of 17.0% over the prior year, and compares to adjusted net income of $30.3 million in the second quarter of 2016. Adjusted earnings per share for the second quarter of 2017 was $0.45, an increase of 12.5% over the prior year quarter.
2017 Full-Year Outlook
The company is tightening full-year 2017 revenue guidance to a new range of $1.125 billion to $1.140 billion, from $1.120 billion to $1.140 billion, reflecting changes in foreign currency expectations and overperformance in Derma Sciences. The company is maintaining its full-year GAAP and adjusted earnings per share guidance ranges of $0.49 to $0.55 and $1.88 to $1.94, respectively.
Based on second quarter results and the outlook for the remainder of the year, the company is lowering its full-year 2017 organic revenue growth range to 6.0% to 7.0%, down from its previous range of 7.0% to 8.5%, which reflects slower growth in Dural Repair.
"Despite the temporary slowdown in Specialty Surgical organic growth, we were pleased with the strong profitability generated in the quarter, which led to adjusted net income growth of 17.0% versus the prior year's quarter and a double-digit increase in adjusted earnings per share," said Glenn Coleman, Integra's chief financial officer. "New product introductions including several regenerative products, the Cadence (R) Total Ankle System and the CUSA(R) Clarity are expected to drive organic growth acceleration in the second half of the year."

In the future, the company may record, or expects to record, certain additional revenues, gains, expenses, or charges as described in the Discussion of Adjusted Financial Measures below which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Wednesday, July 26, 2017, to discuss financial results for the second quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call. The presentation can be found on investor.integralife.com.
Access to the live call is available by dialing (323) 794-2093 and using the passcode 1833148. The call can also be accessed via a webcast link provided on investor.integralife.com. A replay of the call will be available through July 31, 2017, by dialing (719) 457-0820 and using the passcode 1833148. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the following: the Company's ability to execute its operating plan effectively; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2016 and information contained in subsequent filings with the Securities and Exchange Commission. In addition, with respect to the Codman Neurosurgery acquisition, forward-looking statements in this document may include without limitation any statements regarding the planned completion of the proposed acquisition, the costs and benefits of the proposed acquisition, including future financial and operating results, Integra’s or the Codman Neurosurgery business’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed acquisition. It is important to note that Integra’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Integra’s current expectations depending upon a number of factors affecting the Codman Neurosurgery business and Integra’s business and risks and uncertainties associated with acquisition transactions. These factors include, among other things, the following: successful closing of the proposed acquisition; the ability to obtain required regulatory approvals for the proposed acquisition (including the approval of antitrust authorities necessary to complete the proposed acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions, including with respect to divestitures, that could materially adversely affect Integra, the Codman Neurosurgery business and the expected benefits of the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied on a timely basis or at all, the failure of the proposed acquisition to close for any other reason and the risk liability to Integra in connection therewith; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the effects of disruption caused by the proposed acquisition making it more difficult for Integra to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the proposed acquisition; and Integra’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income taxes; and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning ("ERP") implementation charges; (ii) structural optimization charges; (iii) certain employee severance charges; (iv) acquisition-related charges; (v) convertible debt non-cash interest; (vi) intangible asset amortization expense; and (vii) discontinued product lines charges; and (viii) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income from continuing operations to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the Three Months Ended June 30, 2017 and 2016, and the free cash flow and free cash flow conversion for the Three Months Ended June 30, 2017 and 2016 and the twelve months ended June 30, 2017 and 2016, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2017	2016
Total revenues, net	$282,164	$249,309

Costs and expenses:
Cost of goods sold	98,998	89,565
Research and development	15,747	14,679
Selling, general and administrative	145,015	119,217
Intangible asset amortization	5,419	3,471
Total costs and expenses	265,179	226,932

Operating income	16,985	22,377

Interest income	64	6
Interest expense	(6,181)	(6,588)
Other income (expense), net	(2,866)	(852)
Income from continuing operations before taxes	8,002	14,943
Income tax expense (benefit)	(2,833)	2,188
Net income	$10,835	$12,755

Net income per share:
Income from continuing operations	$0.14	$0.16
Diluted net income per share	$0.14	$0.16

Weighted average common shares outstanding for diluted net income per share	78,963	78,710

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions, and discontinued products are as follows:
(In thousands)

	Three Months Ended June 30,
	2017	2016	Change
Specialty Surgical Solutions	$159,857	$158,163	1.1%
Orthopedics and Tissue Technologies	122,307	91,146	34.2%
Total revenues	$282,164	$249,309	13.2%

Impact of changes in currency exchange rates	$1,160	$—
Less contribution of revenues from acquisitions*	(24,028)	—
Less contribution of revenues from discontinued products	(514)	(1,805)
Total organic revenues	$258,782	$247,504	4.6%

* Acquisitions include Derma Sciences and TGX Medical

Items included in GAAP net income from continuing operations and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2017

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	$834	$—	$834	$—	$—	$—
Structural optimization charges	1,806	974	832	—	—	—
Acquisition-related charges*	23,698	1,887	19,548	—	2,263	—
Intangible asset amortization expense	12,497	7,078	—	5,419	—	—
Estimated income tax impact from above adjustments and other items	(14,276)	—	—	—	—	(14,276)
Total adjustments	$24,559	$9,939	$21,214	$5,419	$2,263	$(14,276)

Depreciation expense	9,097	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

* Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting and other expenses three months ended June 30, 2016
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E (d)	Tax (e)
Global ERP implementation charges	$5,696	$—	$5,696	$—	$—	$—
Structural optimization charges	1,838	1,008	830	—	—	—
Acquisition-related charges	6,020	4,644	1,376	—	—	—
Certain employee severance charges	617	317	300	—	—	—
Intangible asset amortization expense	10,351	6,880	—	3,471	—	—
Convertible debt noncash interest	2,104	—	—	—	2,104	—
Estimated income tax impact from above adjustments and other items	(9,120)	—	—	—	—	(9,120)
Total adjustments	$17,506	$12,849	$8,202	$3,471	$2,104	$(9,120)

Depreciation expense	7,663	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUNG OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2017	2016

GAAP net income from continuing operations	$10,835	$12,755
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	21,594	18,014
Other (income) expense, net	603	852
Interest expense, net	6,117	6,582
Income tax expense (benefit)	(2,833)	2,188
Global ERP implementation charges	834	5,696
Structural optimization charges	1,806	1,838
Acquisition-related charges	23,698	6,020
Certain employee severance charges	—	617

Total of non-GAAP adjustments	51,819	41,807
Adjusted EBITDA	$62,654	$54,562

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2017	2016

GAAP net income from continuing operations	$10,835	$12,755
Non-GAAP adjustments:
Global ERP implementation charges	834	5,696
Structural optimization charges	1,806	1,838
Acquisition-related charges	23,698	6,020
Certain employee severance charges	—	617
Intangible asset amortization expense	12,497	10,351
Convertible debt noncash interest	—	2,104
Estimated income tax impact from adjustments and other items	(14,276)	(9,120)

Total of non-GAAP adjustments	24,559	17,506
Adjusted net income	$35,394	$30,261

Adjusted diluted net income per share	$0.45	$0.40
Weighted average common shares outstanding for diluted net income per share	78,963	78,710
Weighted average common shares outstanding adjustment for economic benefit of convertible bond hedge transactions	—	(2,284)
Weighted average common shares outstanding for adjusted diluted net income per share	78,963	76,426

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2017	December 31, 2016

Cash and cash equivalents	$154,600	$102,055
Accounts receivable, net	171,323	148,186
Inventories, net	234,680	217,263

Bank line of credit	880,000	665,000

Stockholders' equity	$894,555	$839,667

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	June 30, 2017	June 30, 2016

Net cash provided by operating activities	$57,753	$63,109
Net cash used in investing activities	(230,660)	(14,773)
Net cash provided by (used in) financing activities	218,363	(9,082)
Effect of exchange rate changes on cash and cash equivalents	7,089	(583)

Net increase in cash and cash equivalents	$52,545	$38,671

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2017	2016
GAAP net cash provided by continuing operating activities	$28,871	$38,079

Purchases of property and equipment from continuing operations	(12,819)	(8,267)
Free cash flow	16,052	29,812

Adjusted net income *	$35,394	$30,261
Adjusted free cash flow conversion	45.4%	98.5%

	Twelve Months Ended June 30,
	2017	2016
GAAP net cash provided by continuing operating activities**	$111,046	$108,362

Accreted interest payment associated with the 2016 convertible note	42,786
Purchases of property and equipment from continuing operations	(50,174)	(37,622)
Adjusted free cash flow	103,658	70,740

Adjusted net income *	$143,122	$118,243
Adjusted free cash flow conversion	72.4%	59.8%

* Adjusted net income for quarters ended June 30, 2017 and 2016 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations and the Historical Financial Results: Continuing Operations presentation on our website at investor.integralife.com under Events & Presentations.
** Operating cash flow excludes $42.8M of accreted interest payment associated with the 2016 Convertible Notes.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Recorded Year to Date	Projected Year Ended
(In thousands, except per share amounts)	June 30, 2017	December 31, 2017
		Low	High
GAAP net income	$17,230	$39,250	$43,750
Non-GAAP adjustments:
Global ERP implementation charges	3,261	3,261	3,261
Structural optimization charges	3,392	11,392	11,392
Acquisition-related charges	44,015	90,247	90,247
Certain employee severance charges	125	125	125
Discontinued product lines charges	1,025	1,025	1,025
Intangible asset amortization expense	23,464	47,800	47,800
Estimated income tax impact from adjustments and other items	(26,226)	(44,000)	(44,000)

Total of non-GAAP adjustments	49,056	109,850	109,850
Adjusted net income	$66,286	$149,100	$153,600

GAAP diluted net income per share	$0.22	$0.49	$0.55
Non-GAAP adjustments detailed above (per share)	$0.62	$1.39	$1.39
Adjusted diluted net income per share	$0.84	$1.88	$1.94

Weighted average common shares outstanding for diluted net income per share	78,703	79,500	79,000

GUIDANCE - SPECIAL CHARGES

Item	YTD Amount	FY Guidance	COGS	SG&A	R&D	Amort.	Interest (Inc)Exp	Tax
Global ERP implementation charges	$3,261	$3,261	$—	$3,261	$—	$—	$—	$—
Structural optimization charges	3,392	11,392	10,500	892	—	—
Acquisition-related charges	44,015	90,247	9,000	81,247		—	—	—
Certain employee severance charges	125	125	—	125	—	—	—	—
Discontinued product lines charges	1,025	1,025	1,025	—	—	—	—	—
Intangible asset amortization expense	23,464	47,800	31,000	—	—	16,800	—	—
Convertible debt non-cash interest	—	—	—	—	—	—	—	—
Estimated income tax impact from adjustments and other items	(26,226)	(44,000)	—	—	—	—	—	(44,000)
Total	49,056	109,850	51,525	85,525	—	16,800	—	(44,000)
Source: Integra LifeSciences Holdings Corporation